Media contacts:	Local Union office
Cincinnati Bell	Local 4400: 513.681.4400
Jane Weiler
513.397.9941
jane.weiler@cinbell.com

Cincinnati Bell and CWA Reach Tentative Agreement on New Contract

CINCINNATI, OHIO - August 7, 2014 - Cincinnati Bell Inc. (NYSE:CBB) announced today that Cincinnati Bell Telephone Company LLC and the Communications Workers of America (CWA) have reached a tentative agreement on a new 27-month labor contract.

The negotiated agreement, which extends through November 12, 2016, replaces the current three-year agreement that expires at 11:59 p.m. on Saturday, August 9, 2014.

“We are pleased to reach agreement on a new labor contract with the CWA,” said Ted Torbeck, president and chief executive officer of Cincinnati Bell. “We believe the new agreement reflects the best interests of our customers, employees, and shareholders.”

The new contract provides for compensation increases and enhancement of 401(k) benefits.

Commenting on the tentative agreement, Linda Hinton, vice president of CWA District 4, said “I am pleased that we were able to reach a tentative agreement with Cincinnati Bell Telephone.”

A detailed summary of the new agreement will be sent to each employee and details will be posted on the CWA’s website in the coming days.

CWA members of Local 4400 will vote on ratification of this agreement. The ratification vote is expected sometime in September and will be by mail ballot. The CWA represents approximately 850 employees of Cincinnati Bell Telephone.

About Cincinnati Bell Inc.

With headquarters in Cincinnati, Ohio, Cincinnati Bell (NYSE: CBB) provides integrated communications solutions - including local and long distance voice, data, high-speed internet, video and wireless services - that keep residential and business customers in Greater Cincinnati and Dayton connected with each other and with the world. In addition, enterprise customers across the United States rely on CBTS, a wholly-owned subsidiary, for efficient, scalable office communications systems and end-to-end IT solutions. Cincinnati Bell owns approximately 44% of CyrusOne (NASDAQ: CONE), which provides best-in-class data center colocation services to enterprise customers through its facilities with fully redundant power and cooling solutions that are currently located in the Midwest, Texas, Arizona, London and Singapore. For more information, please visit www.cincinnatibell.com.

Safe Harbor Note

This release and the documents incorporated by reference herein contain forward-looking statements regarding future events and our future results that are subject to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, are statements that could be deemed forward-looking statements. These statements are based on current expectations, estimates, forecasts, and projections about the industries in which we operate and the beliefs and assumptions of our management. Words such as “expects,” “anticipates,” “predicts,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “continues,” “endeavors,” “strives,” “may,” variations of such words and similar expressions are intended to identify such forward-looking statements. In addition, any statements that refer to projections of our future financial performance, our anticipated growth and trends in our businesses, and other characterizations of future events or circumstances are forward-looking statements. Readers are cautioned these forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties, which could cause our actual results to differ materially and adversely from those reflected in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in this release and those discussed in other documents we file with the Securities and Exchange Commission (SEC). More information on potential risks and uncertainties is available in our recent filings with the SEC, including Cincinnati Bell's Form 10-K report, Form 10-Q reports and Form 8-K reports. Actual results may differ materially and adversely from those expressed in any forward-looking statements. We undertake no obligation to revise or update any forward-looking statements for any reason.

###